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                                                                  EXHIBIT 23(A)



                                   CONSENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated June 30, 2004 on the balance sheet of Atlas America Public #14-2004 L.P. as of June 30, 2004 and our report dated December 5, 2003 accompanying the consolidated financial statements of Atlas Resources, Inc. as of September 30, 2003 and 2002 contained in the Registration Statement on Form S-1 and Prospectus for Atlas America Public #14-2004 Program. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".

                                                         /s/ GRANT THORNTON LLP

Cleveland, Ohio
September 8, 2004